UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 18, 2007

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On December 18, 2007 (the Closing Date), Gilead Sciences, Inc. (Parent) and Gilead Biopharmaceutics Ireland Corporation (Gilead Ireland), as borrowers (the Borrowers), entered into a $1.25 billion Amended and Restated Credit Agreement (the Credit Agreement) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the Administrative Agent), and certain lenders parties thereto (the Lenders). The Credit Agreement amends and restates the credit agreement, dated December 21, 2005, as amended, among Parent, the Administrative Agent and the lenders party thereto. In connection with the Credit Agreement, Parent entered into a Parent Guaranty Agreement (the Guaranty) guaranteeing the obligations of Gilead Ireland under the Credit Agreement. The proceeds of the loans under the Credit Agreement shall be used solely for working capital requirements and general corporate purposes of the Borrowers and their subsidiaries.

Under the Credit Agreement, the Borrowers may borrow initially up to an aggregate of $1.25 billion in revolving credit loans. The Credit Agreement also includes a sub-facility for swing line loans and letters of credit. Loans under the Credit Agreement will bear interest at either (i) LIBOR plus a margin ranging from 0.20 percent to 0.32 percent or (ii) the base rate, as defined in the Credit Agreement.

The Borrowers may from time to time, but prior to the fourth anniversary of the Closing Date, request an increase in the aggregate commitments of the Lenders to make loans available under the Credit Agreement by an amount (for all such requests) not exceeding $500 million. Any such request for an increase must be in a minimum amount of $50 million, and the Borrowers may make a maximum of three such requests. However, the Lenders are under no obligation to increase their respective commitments pursuant to any such request.

The Credit Agreement will terminate and all amounts owing thereunder shall be due and payable on December 17, 2012. The Borrowers may reduce the commitments and may prepay loans under the Credit Agreement in whole or in part at any time without penalty, subject to reimbursement of Lenders’ breakage and reemployment costs in certain cases.

The Credit Agreement contains customary representations, warranties, affirmative covenants, negative covenants and events of default.

The foregoing description of the Credit Agreement and the Guaranty does not purport to be complete and is qualified in its entirely by reference to such agreements, which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 18, 2007, among Gilead Sciences, Inc., Gilead Biopharmacentics Ireland Corporation, the lenders parties thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

10.2	Parent Guaranty Agreement, dated as of December 18, 2007, by Gilead Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan, Ph.D. Chief Operating Officer

Date: December 19, 2007

Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 18, 2007, among Gilead Sciences, Inc., Gilead Biopharmacentics Ireland Corporation, the lenders parties thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

10.2	Parent Guaranty Agreement, dated as of December 18, 2007, by Gilead Sciences, Inc.